Exhibit 10.1

TERM LOAN AGREEMENT

by and between

S&W SEED COMPANY,

a Nevada Corporation,

as Borrower

and

AGAMERICA LENDING LLC,

a Florida limited liability company,

as Lender

dated as of

June 20, 2023

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TABLE OF CONTENTS

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THIS TERM LOAN AGREEMENT (this “Agreement”), dated as of June 20, 2023, is entered into by and between S&W SEED COMPANY, a Nevada corporation (“Borrower”), and AGAMERICA LENDING LLC, a Florida limited liability company (“Lender”). In consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I TC "ARTICLE I" \l "1" \u

DEFINITIONS AND ACCOUNTING MATTERS TC "DEFINITIONS AND ACCOUNTING MATTERS" \l "1" \u

Section 1.01. Certain Defined Terms TC "Section 1.01. Certain Defined Terms" \l "2" \u. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Term Loan Agreement, as specified in the introduction hereto, and as the same may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time..

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Borrower” has the meaning specified in the introduction hereto.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Florida.

"CIBC Loan Agreement" means that certain Amended and Restated Loan Agreement dated as of March 22, 2023, by and between Borrower and Operating Lender, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Closing Date” means June 20, 2023.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the property in which any Liens have been granted in favor of Lender pursuant to the Mortgage or any other Collateral Document as security for the Loan Obligations.

“Collateral Documents” mean the Mortgage and any other documents granting a Lien in the Collateral now or hereafter provided by Borrower to Lender.

"Consolidated" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Debt” means, without duplication: (a) indebtedness for borrowed money or for the deferred purchase price of property or services; (b) obligations as lessee under capital leases that have been or should be, in accordance with GAAP, recorded as liabilities of such Person; and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) or (b) above.

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“Debtor Relief Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Dispose” means the sale, transfer, license, lease, or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer, or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Environmental Laws” means all Laws relating to environmental, health, safety, and land use matters applicable to any property.

“Environmental Permit” means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on, under or in relation to the Real Estate obtained or required in connection with any Environmental Law.

“Event of Default” has the meaning specified in Section 6.01.

“Fee” means the amount of $64,500.00.

“Fiscal Year” means each twelve (12) month accounting period of Borrower, which ends on June 30 of each year.

“GAAP” has the meaning specified in Section 1.02.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Laws” means collectively all federal, state and local statutes, guidelines, rules, regulations, ordinances, codes, and administrative or judicial orders, precedents, or authorities.

“Lender” has the meaning specified in the introduction hereto.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, the Collateral Documents, the Note and all other agreements, documents, instruments, and certificates of Borrower delivered to or in favor of Lender under this Agreement or in connection herewith, including, without limitation, all agreements, documents, instruments, and certificates delivered in connection with the extension of the Term Loan.

“Loan Obligations” means all obligations, indebtedness, and liabilities of Borrower to Lender arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated or unliquidated, including, without limitation, the

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obligation of Borrower to repay the outstanding principal and interest on the Term Loan, and pay all fees, costs, and expenses (including reasonable and documented attorneys’ fees and expenses) provided for in the Loan Documents.

“Material Adverse Effect” means any set of circumstances or events that: (a) have a material adverse effect upon the validity or enforceability of any Loan Document or any material term or condition contained in any Loan Document; (b) have a material adverse effect on the financial condition, business assets, operations, or property of Borrower; or (c) materially impairs the ability of the Borrower to perform its Loan Obligations under this Agreement.

“Maximum Rate” means the maximum non-usurious rate of interest under applicable Law.

“MFP” means MFP Partners, L.P., a Delaware limited partnership.

“MFP Loan Agreement” shall mean that certain Subordinate Loan and Security Agreement, dated as of September 22, 2022, by and between MFP and the Borrower, as amended by that First Amendment to Subordinate Loan and Security Agreement, dated as of October 28, 2022, that Second Amendment to Subordinate Loan and Security Agreement, dated as of December 22, 2022, that Third Amendment to Subordinate Loan and Security Agreement, dated as of the date hereof, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“MFP Subordination Agreement” means that certain Subordination Agreement dated as of September 22, 2022, by and between the Operating Lender and MFP, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Mortgage” means any mortgage, deed of trust, or similar real estate collateral document executed by Borrower to and in favor of Lender, granted Lender a Lien on the Real Estate, in a form as provided by Lender.

“Non-Excluded Taxes” has the meaning specified in Section 2.04.

“Note” means a promissory note by Borrower to and in favor of Lender evidencing the Term Loan, in a form as provided by Lender.

"Operating Lender" means CIBC Bank USA, and its successors and/or assigns.

“Operating Lender Intercreditor Agreement” means that certain Intercreditor Agreement between Lender and Operating Lender dated as of the Closing Date.

“Ordinary Trade Payable Dispute” means trade accounts payable, in an aggregate amount not in excess of $200,000 with respect to Borrower, with respect to which: (a) there exists a bona fide dispute between Borrower and the vendor; (b) Borrower is contesting the same in good faith by appropriate proceedings; and (c) Borrower has established appropriate reserves on its financial statements.

“Organization Documents” mean the certificate or articles of formation and the operating agreement of Borrower or other applicable agreement of formation, and any certificate, agreement, instrument, filing, or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from any Governmental

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Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Permitted Liens" shall mean (i) Liens incurred, acquired or assumed by the Borrowers under this Agreement and the Obligations in favor of the Lender, and any Liens incurred pursuant to, or in connection with, the CIBC Loan Agreement in favor of the Operating Lender; (ii) Liens for taxes, assessments and governmental charges not yet due and payable or which are being contested in good faith and by appropriate proceedings; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on the Borrower’s ability to use such real property for its intended purpose in connection with such the Borrower’s business; (iv) judgement Liens not constituting an Event of Default under Section 6.01(i); (v) Liens granted in respect of and in accordance with the Specified Letter of Credit Documents; and (vi) those encumbrances and restrictions of record set forth in the Title Policy; such other Liens as may be permitted by the Mortgage and the other Loan Documents.

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

“Real Estate” means approximately 30.86 gross acres of land located in Lubbock and Moore County, Texas owned by Borrower and legally described in the Mortgage.

“Responsible Officer” means a duly authorized officer of Borrower.

“Specified Letter of Credit” shall mean that certain Letter of Credit No. NUSCG044349 issued by JPMorgan Chase Bank, N.A., for the account of MFP, naming the Operating Lender as beneficiary, in the original face amount of $9,000,000, as amended on or before the October 28, 2022, increasing the face amount to $12,000,000, as amended on or before the Closing Date, increasing the face amount to $13,000,000, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Specified Letter of Credit Documents” shall mean (a) the Specified Letter of Credit, the MFP Loan Agreement, and the MFP Subordination Agreement, and (b) any other instrument, agreement, or document entered into, now or in the future, by the Borrower and any other parties in connection with the Specified Letter of Credit.

“Term Loan” means the loan made under Section 2.01(a) and has the meaning specified therein.

“Term Loan Commitment” means $4,300,000.00.

“Title Policy” has the meaning specified in Section 3.01(i).

“UCC” means the Uniform Commercial Code in effect in the State of Florida, provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nebraska, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.02. Accounting Matters/Rounding. TC "Section 1.02. Accounting Matters/Rounding" \l "2" \u Unless the context otherwise clearly requires, all accounting terms not

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expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with generally accepted accounting principles consistently applied (“GAAP”) except as otherwise stated herein. If any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document and either Borrower or Lender shall so request, Borrower and Lender shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended: (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein; and (b) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. To enable the ready and consistent determination of compliance by Borrower with the Loan Obligations, Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year are calculated. Any financial ratios required to be maintained by Borrower pursuant to the Loan Documents shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number using the common- or symmetric arithmetic- method (in other words, rounding-up if there is no nearest number). Notwithstanding anything to the contrary in this Agreement, all obligations of any Person that would have been treated as operating leases pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 shall continue to be treated as operating leases for purposes of the definitions of “Debt” and “Liens” and related covenants.

Section 1.03. Construction. TC "Section 1.03. Construction" \l "2" \u Wherever herein the singular is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. The headings, captions or arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, nor affect the meaning thereof.

ARTICLE II TC "ARTICLE II" \l "1" \u

AMOUNTS AND TERMS OF THE FACILITIES TC "AMOUNTS AND TERMS OF THE FACILITIES" \l "1" \u

Section 2.01. The Term Loan. TC "Section 2.01. The Term Loans" \l "2" \u

(a) Term Loan. Lender agrees, under the terms and conditions of the Loan Documents, to extend to Borrower, as of the Closing Date, a loan in a single advance in the amount of the Term Loan Commitment (“Term Loan”).

(b) Use of Proceeds. The proceeds of the Term Loan shall be used by Borrower for working capital and general corporate purposes.

Section 2.02. Fee. TC "Section 2.02. Fee" \l "2" \u Borrower shall on the Closing Date pay to Lender the Fee, which Fee shall be deemed fully earned and non-refundable.

Section 2.03. Repayment of Principal and Interest. TC " Section 2.03. Repayment of Principal" \l "2" \u Borrower shall repay to Lender the principal and interest amount of the Term Loan in accordance with the Note.

Section 2.04. Withholding Taxes TC "Section 2.04. Withholding Taxes" \l "2" \u. All payments by Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by any Governmental Authority through withholding or deduction with respect to any such payments, except as

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required by applicable Law. If any taxes, duties, or other charges are so levied or imposed (but excluding any tax, duty or charge levied or imposed on or measured by the net income or profit of Lender) (all such taxes, duties or other changes, the “Non-Excluded Taxes”), Borrower shall make additional payments in such amounts so that every net payment of amounts payable by Borrower under any Loan Document, after withholding or deduction for or on account of any Non-Excluded Taxes, will be equal to the amount provided for herein or therein, except to the extent any such Non-Excluded Taxes result from an assignment or participation by Lender to a Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code that is exempt from backup withholding tax. Prior to the date hereof, Lender shall provide Borrower a duly completed original copy of Internal Revenue Service Form W-9 indicating Lender’s complete exemption from backup withholding tax.

Section 2.05. Maximum Amount Limitation TC "Section 2.05. Maximum Amount Limitation" \l "2" \u. Anything in this Agreement or the other Loan Documents to the contrary notwithstanding, Borrower shall not be required to pay interest on any of the Obligations at a rate in excess of the Maximum Rate, if any. If the effective rate of interest which would otherwise be payable under the Loan Documents or any of the other Loan Documents would exceed the Maximum Rate, if any, then the rate of interest which would otherwise be contracted for, charged, or received under this Agreement or any of the other Loan Documents shall be reduced to the Maximum Rate, if any. If any unearned interest or discount or property that is deemed to constitute interest (including, without limitation, to the extent that any of the fees payable by Borrower for the Obligations to Lender under this Agreement or any of the other Loan Documents are deemed to constitute interest) is contracted for, charged, or received in excess of the Maximum Rate, if any, then such interest in excess of the Maximum Rate shall be deemed a mistake and canceled, shall not be collected or collectible, and if paid nonetheless, shall, be credited on the principal of such Obligations (which amount credited shall not be subject to any prepayment premiums or penalties under this Agreement or any of the other Loan Documents). It is further agreed that, without limitation of the foregoing and to the extent permitted by applicable Law, all calculations of the rate of interest or discount contracted for, charged or received by Lender under this Agreement, or under any of the other Loan Documents, that are made for the purpose of determining whether such rate exceeds the Maximum Rate applicable to Lender, if any, shall be made, to the extent permitted by applicable Laws (now or hereafter enacted), by amortizing, prorating and spreading during the period of the full term of the Term Loan and any renewals thereof all interest at any time contracted for, charged or received by Lender in connection therewith. This Section 2.05 shall control every other provision of all agreements among the parties to this Agreement pertaining to the transactions contemplated by or contained in the Loan Documents, and the terms of this Section 2.05 shall be deemed to be incorporated in every Loan Document and communication related thereto.

Section 2.06. Lender Records TC "Section 2.06. Lender Records" \l "2" \u. The Term Loan and all payments or prepayments made thereunder on account of principal or interest may be evidenced by Lender in accordance with its usual practice in an account or accounts evidencing the Term Loan, all payments or prepayments thereunder from time to time, and the amounts of principal and interest payable and paid from time to time thereunder. In any legal action or proceeding in respect of the Obligations, absent manifest error, the entries made in such account or accounts shall be prima facie evidence of the existence and amount of the Term Loan and all payments or prepayments made thereunder on account of principal or interest.

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ARTICLE III TC "ARTICLE III" \l "1" \u

CONDITIONS PRECEDENT TC "CONDITIONS PRECEDENT" \l "1" \u

Section 3.01. Conditions Precedent to Term Loan TC "Section 3.01. Conditions Precedent to Term Loan" \l "2" \u. The effectiveness of this Agreement and the obligation of Lender to make the Term Loan are subject to the conditions precedent that Lender shall have received the following, in form and substance satisfactory to Lender:

(a) This Agreement duly executed by Borrower and Lender.

(b) The Note duly executed by Borrower.

(c) The Operating Lender Intercreditor Agreement executed by Operating Lender and Lender.

(d) Copies of the Organization Documents.

(e) Such certificates of resolutions or other action or other certificates of a Responsible Officer as Lender may require evidencing the identity, authority and capacity of any Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which Borrower is a party.

(f) Such documents and certificates as Lender may reasonably require to evidence that Borrower is duly organized or formed and that Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(g) Evidence that the costs and expenses (including, without limitation, reasonable and documented attorneys’ fees) referred to in Section 7.04(a), to the extent incurred and invoiced, shall have been (or will be simultaneously with the making of the Term Loan hereunder) paid in full.

(h) A satisfactory review by Lender of any pending litigation relating to Borrower (if any).

(i) Copies of all Permits required by any Governmental Authority relating to the operations of Borrower.

(j) The duly executed Mortgage covering all of the Real Estate, together with evidence the Mortgage will be recorded in all places to the extent necessary or desirable, in the judgment of Lender, to create valid and enforceable first priority Liens in favor of Lender (subject to Liens permitted by the Loan Documents) in all of the Real Estate.

(k) An ALTA Lender’s extended coverage policy of title insurance in liability amount satisfactory to Lender, insuring the Mortgage as a first-priority Lien on the Real Estate, subject only to exceptions to which Lender has consented in writing, and containing such endorsements as Lender may reasonably require (collectively, the “Title Policy”).

(l) The Fee (unless the parties agree that the Fee will be deducted from the disbursement made from Lender to Borrower on the Closing Date).

(m) Financing Statement(s) (Form UCC-1), in form and content satisfactory to Lender and in proper filing form under the UCC in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect the Liens created by the Collateral Documents.

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(n) Evidence that all other actions necessary or, in the opinion of Lender, desirable to enable Lender to perfect and protect the Liens created by the Collateral Documents have been taken.

(o) Copies of UCC search reports listing all financing statements and other encumbrances which name Borrower (under its present name and any previous name) and which are filed in the jurisdiction in which Borrower is located or organized.

(p) Evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect.

(q) If requested in writing by Lender, a water assessment approved by Lender concerning the sufficiency and availability of water with respect to the Real Estate, together with any completed questionnaires signed by Borrower regarding such water information.

(r) Evidence that all members, managers, governmental, material third party consents and approvals necessary in connection with the entering into the Loan Documents have been obtained.

(s) All other documents provided for herein or which Lender may reasonably request or require.

The satisfaction of the conditions precedent listed above shall be evidenced by Lender's disbursement of the Term Loan to Borrower.

ARTICLE IV TC "ARTICLE IV" \l "1" \u

REPRESENTATIONS AND WARRANTIES TC "REPRESENTATIONS AND WARRANTIES" \l "1" \u

Section 4.01. Representations and Warranties of Borrower. TC "Section 4.01. Representations and Warranties of Borrowers" \l "2" \u Borrower represents and warrants as follows:

(a) Existence, Qualification and Power; Compliance with Laws. Borrower (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization; (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business and (B) execute, deliver, and perform its Obligations; and (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or licenses, except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance by Borrower of each Loan Document to which Borrower is a party have been duly authorized by all necessary company or other organizational action, and do not and will not (i) contravene the terms of any of Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any contractual obligation to which Borrower is a party or affecting Borrower or the properties of Borrower or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or its property is subject; or (iii) violate any Law. Borrower is in compliance with all contractual obligations referred to in clause (ii)(A) of this Section 4.01(b), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery

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and performance by Borrower of any Loan Document to which it is a party, except for such approvals and consents which have been made or obtained.

(d) Enforceability. To the knowledge of Borrower, this Agreement is, and each other Loan Document to which Borrower is a party when delivered will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with the Loan Document’s terms, except as limited by Debtor Relief Laws and general principles of equity.

(e) Financial Condition and Operations. All financial statements of Borrower which have been furnished to Lender fairly present in all material respects the financial condition of Borrower as of the date(s) reflected in such financial statements and the results of the operations of Borrower for the period ended on such date(s), all in accordance with GAAP (other than routine fiscal year adjustments made at month-end to achieve full compliance with GAAP), and since the last date of such financial statements to the Closing Date, no event has occurred which has resulted in a Material Adverse Effect.

(f) Insurance. The Collateral is insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are usually carried by entities engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates.

(g) Litigation. As of the Closing Date, (i) there is no known pending or threatened action or proceeding affecting Borrower or any of the other transactions contemplated hereby before any Governmental Authority, mediator, or arbitrator, which reasonably could be expected to have a Material Adverse Effect; and (ii) there are no known outstanding judgments against Borrower which could reasonably be expected to have a Material Adverse Effect.

(h) Use of Proceeds of Loans, etc. (i) No proceeds of the Term Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934; (ii) Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System); and (iii) no proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(i) Ownership of Property; Liens. Borrower has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Solvency. As of and from and after the date of this Agreement, Borrower: (i) owns and will own assets the fair saleable value of which are (A) greater than the total amount of liabilities (including contingent liabilities) and (B) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

(k) Disclosure. As of the Closing Date, to the knowledge of Borrower, all factual information furnished by or on behalf of Borrower in writing to Lender (including, without limitation, all factual information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and is complete by stating any fact

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necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

(l) Operation of Business. Borrower possesses all licenses, Permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct such Borrower’s businesses substantially as now conducted and as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect. Borrower is not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

(m) Investment Company Act. Borrower is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n) Environmental Compliance. To the knowledge of Borrower, no Environmental Laws or claims could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Property or Borrower’s business operations.

(o) Taxes. Borrower has filed all federal, state and other material tax returns and reports required to be filed by it, and has paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower that would, if sustained, have a Material Adverse Effect.

(p) Rights in Collateral; Priority of Liens. The Collateral is free and clear of all Liens other than the Permitted Liens and the Liens granted pursuant to this Agreement and the Loan Documents will constitute valid and enforceable first, prior, and perfected Liens on the Collateral in favor of Lender.

(q) Proceeds. The proceeds of the Term Loan or other extension of credit referenced above will be used for agricultural or business purposes and shall not be used for or applied to the purchase or maintenance of real estate occupied by any individual party’s primary residence and that no part of the Term Loan proceeds will be used for personal, family or household expenses.

(r) Trust in Lending Act. [Reserved.]

(s) Sufficient Water. As of the date of this Agreement, sufficient water is available and is projected to be available, from verifiable surface and/or ground water sources for the use and operations of the Real Estate.

ARTICLE V TC "ARTICLE V" \l "1" \u

COVENANTS OF BORROWER TC "COVENANTS OF BORROWER" \l "1" \u

Section 5.01. Affirmative Covenants. TC "Section 5.01. Affirmative Covenants" \l "2" \u So long as any Obligations remain unpaid, Borrower will, unless Lender shall otherwise consent in writing:

(a) Compliance with Laws, etc. Comply in all material respects with all applicable Laws, including, without limitation, all employee benefit and Environmental Laws.

(b) Taxes. Pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith (or where failure

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to be in compliance with any such Laws could not reasonably be expected to have a Material Adverse Effect).

(c) Inspection.

(i) If no Event of Default exists, permit representatives and independent contractors of Lender to visit and inspect Borrower’s properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its managers or members, directors, officers and independent public accountants, all at the expense of Borrower, but not to exceed $20,000 in any Fiscal Year, and at such reasonable times during normal business hours and no more than once per Fiscal Year, upon reasonable advance written notice to Borrower; provided, however, that when an Event of Default exists Lender (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

(ii) If requested by Lender in its sole and reasonable discretion and if no Event of Default exists, permit Lender and its representatives, upon reasonable advance written notice to Borrower, to conduct, at the expense of Borrower, but not to exceed $20,000 in any Fiscal Year, and no more than once per Fiscal Year, an annual (A) personal property asset appraisal on personal property Collateral of Borrower, (B) real estate appraisal on real estate Collateral of Borrower and (C) field exam on the accounts receivable, inventory, payables, controls and systems of Borrower; provided, however, that when an Event of Default exists Lender (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower without advance notice.

(iii) If requested by Lender in its sole discretion and if no Event of Default exists, permit Lender, and its representatives, upon reasonable advance written notice to Borrower, to conduct an annual audit of the Collateral at the expense of Borrower, but not to exceed $20,000 in any Fiscal Year, and no more than once per Fiscal Year; provided, however, that when an Event of Default exists, Lender may conduct such audits as it deems necessary, all at the expense of Borrower.

(iv) Upon the reasonable written request of Lender and if no Event of Default exists, furnish or cause to be furnished to Lender, at Borrower’s expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to Lender as to the nature and extent of the presence of any Hazardous Materials on the Real Estate and as to the compliance by Borrower with Environmental Laws on the Real Estate. If Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then Lender may arrange for the same, and Borrower hereby grants to Lender and its representatives access to the Real Estate to reasonably undertake such an assessment (including, whether appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by Lender pursuant to this provision will be payable by Borrower, but not to exceed $20,000 in any Fiscal Year, and unless an Event of Default has occurred and is continuing, no more than once per Fiscal Year, on demand and added to the obligations secured by the Collateral Documents.

(d) Reporting Requirements. Furnish to Lender:

(i) as soon as available and in any event no later than 90 days after the end of each Fiscal Year,

(1) Consolidated financial statements for such Fiscal Year, including balance sheets, statements of income and statement of cash flow of Borrower and its subsidiaries

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audited by Crowe LLP or other independent certified public accountants selected by Borrower and reasonably acceptable to the Lender;

(2) Unaudited Consolidated financial statements for such Fiscal Year, including a balance sheet, statements of income and statement of cash flow of Borrower and its subsidiaries;

(3) Consolidated 12-month projection of financial statements for the next Fiscal Year, including a balance sheet, statements of income and statement of cash flows of Borrower; and

(4) any other financial statements for such Fiscal Year of all subsidiaries or affiliates of the Borrower filed with the Securities and Exchange Commission, as reasonably requested by Lender.

(ii) as soon as available and in any event no later than 45 days after the end of each March, June, September and December, Consolidated financial statements for the most recently completed quarter, including a balance sheet, statements of income and statement of cash flow of Borrower.

(iii) upon Lender's written request and within 15 days of such written request, the most recent monthly financial reports of Borrower delivered to the Operating Lender.

(iv) promptly after the assertion or occurrence thereof notice of any action or proceeding against or of any noncompliance by Borrower with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgage to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law; and

(v) such other information regarding the condition or operations, financial or otherwise, of Borrower as Lender may from time to time reasonably request.

(e) Notices TC "(d) Notices" \l "1" \y. Promptly, but in any event within five (5) Business Days, notify Lender:

(i) of the occurrence of any Event of Default;

(ii) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(iii) of any material change in accounting policies or financial reporting practices by Borrower thereof; or

(iv) the commencement or the threat of the initiation or the commencement of any lawsuit or other any other legal proceeding against Borrower in an amount in excess of $250,000.

Each notice pursuant to this Section 5.01(e) shall be accompanied by a statement of Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 5.01(e)(i) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

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(f) Insurance. Maintain, in addition to any insurance requirements required by any Loan Document, insurance policies with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by entities engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates.

(g) Keeping Books and Records. Maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

(h) Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges in accordance with and subject to the exceptions provided in Section 5.01(b); (ii) all lawful claims which, if unpaid, would by Law become a Lien upon its property; and (iii) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.

(i) Preservation of Existence, etc. (i) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; (ii) take all reasonable action to maintain all rights, privileges, Permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

(j) Maintenance of Properties. (i) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty excepted; (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) use the standard of care typical in the industry in the operation and maintenance of its facilities.

(k) Security Interests. Defend the Collateral, upon acquiring knowledge, against all claims and demands of all Persons at any time claiming the same or any interest therein. Comply with the requirements of all Laws in order to grant and provide Lender valid and perfected first priority security interests in the Collateral and upon request of Lender, from time to time, take such action to give effect to the purposes of this Agreement and the other Loan Documents, including filing notices of Liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof.

(l) Material Notices. Upon acquiring knowledge, give Lender prompt written notice of any and all (i) litigation, arbitration, or administrative proceedings to which Borrower is a party or that affects the Collateral; (ii) other matters that have resulted in or might result in a material adverse change in the Collateral or has resulted in or might result in a Material Adverse Effect; and (iii) any enforcement, cleanup, removal, or other governmental or regulatory actions instituted, completed, or threatened against Borrower or any of its properties.

(m) Conforming Documents. Cooperate, adjust, initial, re-execute and redeliver any and all Loan Documents, including, but not limited to any one or more promissory note(s), deed(s) of trust, real estate mortgage(s), security agreements, deeds, affidavits and closing statements, if deemed necessary or desirable in the sole and reasonable discretion of Lender in order to consummate or complete this Agreement or other Loan Documents to correct any errors in the Loan Documents, or to perfect Lender’s Lien in any Collateral.

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(n) Evidence of Water Availability. At such times as Lender may reasonably request, deliver to Lender a certificate stating that the amount of water and quality of such water available and projected to be available (the “Water Report”) sufficient to conduct the farming and other operations of Borrower and its tenants, which such Water Report shall be certified by the Responsible Officer and/or an authorized officer of any applicable water district or supplier of water.

Section 5.02. Negative Covenants. TC "Section 5.02. Negative Covenants" \l "2" \u So long as any Obligations remain unpaid, Borrower will not, without the written consent of Lender:

(a) Liens, etc. Create or suffer to exist, any Lien or any other type of preferential arrangement, upon or with respect to any Collateral, whether now owned or hereafter acquired, or assign any right to receive income derived from Collateral, except for Permitted Liens.

(b) Fundamental Changes; Disposition of Assets. (i) Merge, dissolve, liquidate, consolidate with or into, another Person; provided, however, the Borrower may merge with one of its subsidiaries so long as the Borrower is the surviving entity, or (ii) Dispose of (whether in one transaction or in a series of transactions) any, all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person other than (X) dispositions in the ordinary course of business, (Y) assets not necessary for the operation of its business, or (Z) assets that are replaced with assets of equivalent or greater value as the asset disposed; except this Section 5.02 (b)(ii) shall not apply to any disposition of the Collateral.

(c) Subsidiaries. Form or otherwise acquire any subsidiary.

(d) [Reserved].

(e) Lines of Business. Engage in any line or lines of business activity, materially different from those currently conducted (other than any line or lines of business activity reasonably related to those currently conducted).

(f) Change of Name, Etc. Change its name, identity, corporate, partnership or other structure, or state of organization, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure or state of organization, without first obtaining the prior written consent of Lender.

ARTICLE VI TC "ARTICLE VI" \l "1" \u

EVENTS OF DEFAULT AND REMEDIES TC "EVENTS OF DEFAULT AND REMEDIES" \l "1" \u

ADVANCE \d12 Section 6.01. Events of Default. TC "ADVANCE \d12 Section 6.01. Events of Default" \l "2" \u Each of the following events shall be an “Event of Default”:

(a) Borrower shall fail to pay any principal amount payable hereunder or under the Note within five (5) days following the due date therefor;

(b) Borrower shall fail to pay any other amount payable hereunder, including interest, or under the other Loan Documents within five (5) days following the due date therefor and such failure continues for ten (10) days after receipt of written notice of nonpayment from Lender;

(c) Any representation or warranty made by Borrower under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made;

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(d) Borrower shall fail to deliver any item required under Section 5.01(d) within fifteen (15) days of the date due for delivery of such items as required by Section 5.01(d) or within five (5) days of written notice of such failure to deliver such items, whichever is later;

(e) Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document (other than those listed in any other clause of this Section 6.01) on its part to be performed or observed, and any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to Borrower by Lender;

(f) Any Event of Default by Borrower under the CIBC Loan Agreement beyond any grace period provided;

(g) Borrower shall fail to pay any indebtedness in an amount in excess of $100,000 (either in any individual case or in the aggregate) (excluding indebtedness evidenced by this Agreement and excluding Ordinary Trade Payable Disputes), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness (excluding Ordinary Trade Payable Disputes); or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof (excluding Ordinary Trade Payable Disputes);

(h) Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it) either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(i) Any one or more judgments or orders for the payment of money in excess of $500,000 in excess of valid insurance coverage therefor, in the aggregate shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j) Any provision of any Loan Document shall for any reason cease to be valid and binding on Borrower or Borrower shall so state in writing, and, in each case, such provision being invalid or nonbinding would have a material adverse impact on the Lender or the Lender's interests.

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Section 6.02. Remedies. TC " Section 6.02. Remedies" \l "2" \u Upon the occurrence of an Event of Default, Lender:

(a) may, by notice to Borrower, declare the Term Loan, all interest thereon, and all other Obligations to be forthwith due and payable, whereupon the Term Loan, all such interest, and all such other Obligations shall become and be forthwith due and payable, without presentment, notice of intent to accelerate or notice of acceleration, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. In the event of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code, the Term Loan, all interest thereon, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower; and

(b) may exercise all other rights and remedies afforded to Lender under the Loan Documents, applicable Law, or equity.

ARTICLE VII TC "ARTICLE VII" \l "1" \u

MISCELLANEOUS TC "MISCELLANEOUS" \l "1" \u

Section 7.01. Amendments, etc. TC "Section 7.01. Amendments, etc" \l "2" \u No amendment or waiver of any provision of any Loan Document to which Borrower is a party, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Lender and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.02. Notices, etc. TC "Section 7.02. Notices, etc" \l "2" \u

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to Section 7.02(c)) electronic mail address specified for notices set forth on Schedule 7.02(a) or to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to Borrower and Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or by courier, upon delivery; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and appropriate answerback has been received by the sender; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 7.02(c)), when delivered. Notices and other communications to Lender, however, shall not be effective until actually received by Lender. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 7.02(a), it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. The Loan Documents may be transmitted or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all parties. Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof. The failure to request or deliver the same, however, shall not limit the effectiveness of any facsimile document or signature.

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(c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) Reliance by Lender. Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Lender from all losses, costs, expenses and liabilities resulting from the reliance by Lender on each notice purportedly given by or on behalf of Borrower.

Section 7.03. No Waiver; Remedies. TC "Section 7.03. No Waiver; Remedies" \l "2" \u No failure on the part of Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by Law.

Section 7.04. Costs, Expenses and Taxes. TC "Section 7.04. Costs, Expenses and Taxes" \l "2" \u

(a) Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses actually incurred in connection with the preparation, execution, delivery, filing, recording and administration of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and documented out-of-pocket expenses of outside counsel for Lender actually incurred, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising Lender as to its respective rights and responsibilities under the Loan Documents, and all reasonable and documented costs and expenses (including reasonable and documented counsel fees and expenses actually incurred) for Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, in the context of any bankruptcy proceedings. In addition, Borrower agrees to pay on demand any expenses of Borrower described in Section 5.01(b). In addition, Borrower shall pay any and all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents (excluding any tax imposed on or measured by the net income or profit of Lender, and any such taxes imposed with respect to an assignment by Lender of this Agreement or any other Loan Documents), and agrees to save Lender harmless from and against all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

(b) Borrower hereby indemnifies and holds Lender harmless from and against and shall reimburse Lender with respect to all claims, demands, causes of action, out-of-pocket loss, damage, liabilities, costs and expenses (including reasonable and documented attorneys’ fees and court costs) of any and every kind of character, known or unknown, fixed or contingent, asserted against Lender by any Person at any time and from time to time by reason of or arising out of (i) the breach of any representation or warranty of Borrower as set forth in this Agreement or any Loan Document to which it is a party, and (ii) the failure of Borrower to perform any obligation in this Agreement or any Loan Document to which it is a party required to be performed by Borrower, which indemnification shall survive the termination of this Agreement; provided, however, except to the extent such damages resulted from the willful misconduct or gross negligence of the Lender (as determined in a final, non-appealable judgment by a court of competent jurisdiction). This Section 7.04(b) shall not apply with respect to taxes other than Taxes that are required to be paid by Borrower pursuant to Section 2.04.

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Section 7.05. Right of Set-off. TC "Section 7.05. Right of Set-off" \l "2" \u Lender is hereby authorized at any time while an Event of Default exists to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Loan Obligations, irrespective of whether or not Lender shall have made any demand under such Loan Document and although deposits, indebtedness or such obligations may not have matured or be contingent. Lender agrees promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 7.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Lender may have.

Section 7.06. Severability of Provisions. TC "Section 7.06. Severability of Provisions" \l "2" \u Any provision of this Agreement or of any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or unenforceability of such provision in any other jurisdiction.

Section 7.07. Binding Effect; Successors and Assigns; Participations. TC "Section 7.07. Binding Effect; Successors and Assigns; Participations" \l "2" \u

(a) This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their successors and assigns, except that Borrower shall not have the right to assign or otherwise transfer any rights hereunder in the Loan Documents or any interest herein or any Loan Documents without the prior written consent of Lender.

(b) Lender shall have the right, without the consent of Borrower, at any time, to sell or assign this Agreement and the other Loan Documents.

(c) Lender shall have the right, without the consent of Borrower, to sell participations in all or any portion of Lender’s obligations, interests, rights, and security under this Agreement, the Term Loan, and any of the other Loan Documents to any other party. Lender’s obligations under the Loan Documents, however, shall remain unchanged. Lender shall remain solely responsible to Borrower for the performance of such obligations, and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under the Loan Documents.

(d) In connection with any such proposed assignment, negotiation, hypothecation, granting of a participation, or other transfer or arrangement, Lender may disclose to the proposed assignee, participant, or other transferee or institution any information that Borrower is required to deliver to Lender pursuant to this Agreement or the other Loan Documents, and Borrower agrees to cooperate fully with Lender in providing any such information to any proposed assignee, participant, or other transferee or institution.

Section 7.08. Consent to Jurisdiction. TC "Section 7.08. Consent to Jurisdiction" \l "2" \u

(a) Borrower hereby irrevocably submits to the jurisdiction of any FLORIDA State or Federal court, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such FLORIDA State court or in such Federal court. Borrower hereby irrevocably waiveS, to the fullest extent IT may effectively do so, the defense of an inconvenient forum to the

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maintenance of such action or proceeding. Borrower irrevocably consents to the service of copies of the summons and complaint and any other process THAT may be served in any such action or proceeding by the mailing of copies of such process to Borrower at ITS address specified in SCHEDULE 7.02(a). Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Nothing in this Section 7.08 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of other jurisdictions.

Section 7.09. Governing Law. TC "Section 7.09. Governing Law" \l "2" \u THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 7.10. Execution in Counterparts. TC "Section 7.10. Execution in Counterparts" \l "2" \u This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.11. WAIVER OF JURY TRIAL. TC "Section 7.11. WAIVER OF JURY TRIAL" \l "2" \u BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH THEY ARE A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

Section 7.12. Entire Agreement. TC "Section 7.12. Entire Agreement" \l "2" \u THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 7.13. Survival. TC "Section 7.13. Survival" \l "2" \u All covenants, agreements, representations and warranties made by Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by Lender and shall survive the execution and delivery of the Loan Documents and the making of the Term Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligations are outstanding. The expense reimbursement, additional cost, capital adequacy and indemnification provisions of this Agreement shall survive and remain in full

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force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, or the termination of this Agreement or any provision hereof.

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[SIGNATURE PAGE TO TERM LOAN AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

AGAMERICA LENDING, LLC,

a Florida limited liability company

By: /s/ Theodore R. M. Miller

Name: Theodore R. M. Miller

Title: Director of Closing

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[SIGNATURE PAGE TO TERM LOAN AGREEMENT]

BORROWER:

S&W SEED COMPANY,

a Nevada corporation

By:_/s/ Mark Wong____________________

Name: Mark Wong

Title: Chief Executive Officer

SCHEDULE 7.02(a)

Notice Addresses

To Lender:

AgAmerica Lending LLC

Attention: Servicing

4030 S Pipkin Road

Lakeland, FL 33811

Attn: Servicing

To Borrower:

S&W Seed Company

2101 Ken Pratt Blvd, Suite 201

Longmont, CO 80501

Attn:

Email:

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